UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2007

CHANNELL COMMERCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective July 25, 2007, Channell Bushman Pty Ltd and its controlled entities (collectively referred to as “Channell Bushman Group”), which are subsidiaries of Channell Commercial Corporation (“Channell Commercial”), entered into an amendment (the “Amendment”) with National Australia Bank Limited (“NAB”) to the loan and security agreement (the “Loan and Security Agreement”) dated May 16, 2007 between Channell Bushman Group and NAB. The Amendment, among other things, extends the expiration dates of the revolving credit facility and the master asset finance agreement facility from July 31, 2007 until August 30, 2007, but the Loan and Security Agreement otherwise generally remains unchanged.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, a copy of which is filed hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)                   Exhibits

Exhibit No.	Description

Exhibit 10.1

Amendment to Loan and Security Agreement dated July 24, 2007, and effective July 25, 2007, by and among Channell Bushman Pty Ltd, Bushmans Group Pty Ltd, certain other subsidiaries of Channell Commercial, and National Australia Bank Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 31, 2007
CHANNELL COMMERCIAL CORPORATION
(Registrant)

	By	/s/ Patrick E. McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer and principal financial officer of the Registrant)